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Exhibit 23
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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) and related prospectus pertaining to the Sudbury Savings and Profit Sharing Plan of our report dated August 20, 1993, with respect to the consolidated financial statement and schedules of Sudbury, Inc. included in its Annual Report (Form 10-K) for the year ended May 31, 1993, filed with the Securities and Exchange Commission.


                                                                ERNST & YOUNG


Cleveland, Ohio

March 17, 1994